EXHIBIT 32.1
Panhandle Oil and Gas Inc.
5400 North Grand Blvd. Suite #300
Oklahoma City, OK 73112
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
REGARDING PERIODIC REPORT CONTAINING
FINANCIAL STATEMENTS
I, Michael C. Coffman, Chief Executive Officer of Panhandle Oil and Gas Inc., (the “Issuer”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify in connection with the Issuer’s Quarterly Report on Form 10-Q for the period that ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”) that:
(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Michael C. Coffman
Michael C. Coffman
President & Chief Executive Officer
February 8, 2011

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